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April 2, 1998

Wolfson Equities
One State Street, 29th Floor
New York, Now York 10006
("Bridge Lender")

Re: Bridge Loan to PICK Communications, Corp.

Dear Bridge Lender:

This letter agreement will confirm our understanding and agreement with respect to the proposed bridge loan (the "Bridge Loan") in the principal amount of $1,000,000 to be made by you and certain others (the "Lenders," or individually, the "Lender") to the undersigned, PICK Communications, Corp., a Nevada corporation (the "Borrower"), and is entered into in order to induce you to make the Bridge Loan and in consideration therefor, as follows:

1. The Bridge Loan made by you will be evidenced by promissory notes of the Company, dated the date hereof (the "Notes") payable to each Lender, in the aggregate principal amount of $1,000,000 bearing interest at 10% per annum, with principal and interest due and payable in full on the earlier of (a) July 1, 1998 or (b) the date which is three (3) business days following the receipt by the Company and/or its subsidiaries of financing aggregating at least $5,000,000 (the "Maturity Date").

2. The Bridge Loan will be disbursed in immediately available funds by wire transfer to the following account:

         Chase Manhattan Bank
         57 Diamond Spring Road
         Denville, NJ 07834

         Routing #                  021 000 021
         For account of             Picknet, Inc.
         Account #                  6002 004726

3. In consideration for the loan, the Company shall issue to the Bridge Lenders an aggregate of warrants to purchase 1,000,000 shares of the Company's common stock at a price of $0.35 per share for a period terminating three years from the date hereof. The Company agrees to provide piggyback registration rights for the shares underlying the warrants and the warrants shall contain reasonable and standard cashless exercise provisions.

4. In the event that the Company has not paid to the Bridge Lender all principal and interest due and owing on or prior to the Maturity Date, the Borrower shall be in default of the Note and:

         a)    The interest on all principal and accrued interest shall become
               18%.

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         b)    The Borrower shall, at its option, have the right to convert the
               Note (principal and accrued interest) into common stock of the Borrower at a price which is equal to the sum of (a) $0.25 per share and (b) 50% of the closing bid price for the Borrower's common stock for that day immediately prior to the Lender's notice of conversion. Such conversion option shall commence upon the Borrower's default under the Note. This conversion option, and any other rights of the Lender upon default, do not limit or compromise the Bridge Lender's other remedies, including those set forth in the other provisions of this Agreement, the Note or the law.

                  (i) If following a default and the vesting of the Lender conversion option, the Borrower makes payment in full on its financial obligations under the Note, the Lender may, within 30 days following receipt of such payment, return all such funds to the Borrower and exercise the conversion rights which accrued to the Note upon such default.

                  (ii) The conversion of the Note shall be deemed to have been made immediately prior to the close of business on the date (each an "Exercise Date") of the surrender to the Company for exercise of the Note. Such conversion, evidenced in writing, shall be executed by the Bridge Lender or his attorney duly authorized in writing and shall be delivered to the Company at its corporate offices located at Wayne Interchange Plaza II, 155 Route 46 West, Third Floor, Wayne, N.J. 07470 (the "Corporate Office"), or at any such other office or agency as the Company may designate.

                  (iii) The person entitled to receive the number of shares deliverable on conversion shall be treated for all purposes as the holder of such shares as of the close of business on the Exercise Date. The Company shall not be obliged to issue any fractional share interest in shares issuable or deliverable on such conversion and such fractional shares shall be of no value whatsoever.

                  (iv) Within ten days after the conversion date, the Company, at its own expense, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the Bridge Lender for the number of shares deliverable on such conversion. No adjustment shall be made in respect of cash dividends on shares delivered on such conversion. All shares of Common Stock delivered upon such conversion shall be validly issued, fully paid and non-assessable, and shall be free of all taxes, liens and charges with respect to the issuance thereof.

                  (v) The Borrower agrees to provide piggyback registration rights for the shares received upon conversion.

                  (vi) The Borrower shall, at all times, reserve for issuance and/or delivery upon conversion of the Notes such number of shares of its Common Stock as shall

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                           be required for issuance and delivery upon conversion
                           of the Notes (inclusive of accrued interest).

5. The Lenders shall have no obligation to make the Bridge Loan unless and until the following conditions precedent have been satisfied in the sole judgment of the Lenders:

         a) The Notes and the Warrants shall have been executed and delivered and all other legal matters related to the Bridge Loan have been satisfied;

         b) All legal matters relating to the Bridge Loan shall be reasonably satisfactory to counsel to the Lenders.

6. The Company represents to the Lenders that this letter agreement (the "Agreement"), the Notes and Warrant Certificates have been duly executed by it, have been duly authorized by all necessary corporate action on the part of the Company, constitute the valid and legally binding obligation of the Company, enforceable in accordance with their terms except as such enforceability may be limited by laws of bankruptcy, fraudulent conveyance, creditors rights or principles of equity, and are not inconsistent with the term of the Company's certificate of incorporation or by-laws, and that the execution, delivery and performance of the Agreement, the Notes and the Warrants do not and will not breach or result in a default under any agreement to which the Company is a party.

7. Representations and Warranties of the Lender. Each Lender represents and warrants to the Company as follows:

         a) The Lender has received, read and understands the materials provided by the Company. Further, the Lender has had such opportunity to ask questions of and to receive answers from the Company, or an agent of the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, and to verify such information as the Lender considers necessary or advisable in order to form a decision concerning an investment in the Company.

         b) The Note being issued to such Lender is being acquired for investment for the Lenders own account and not with the view to, or for resale in connection with, any distribution or public offering hereof. The Lender understands that none of the securities of the Company have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of contemplated issuance in transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Lender. The Lender further understands that the Note may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

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         c)    The Lender's principal residence is located in the State of New
               York.

         d) The Lender is able to bear the loss of the entire investment of the Note without any material adverse effect on the Lender's financial position or prospects, and the Lender has such knowledge and experience of financial and business matters to be capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.

         e) This Agreement has been duly authorized by all necessary action on the part of the Lender, has been duly executed and delivered by the Lender and is a valid and binding agreement of the Lender.

This Agreement shall be governed by and construed in accordance with the law of the State of New York, may not be amended, modified or waived except in writing, signed by both parties hereto, shall be binding upon the Company and inure to the benefit of the Lenders and its respective successors, assigns, heirs and legal representatives.

Very truly yours,

PICK Communications, Corp


By:  /s/  Robert S. Bingham
    ----------------------------------------
    Robert S. Bingham
    Vice President and Chief Financial Officer


Agreed and Accepted:

WOLFSON EQUITIES


BY: /s/  WOLFSON EQUITIES
   --------------------------


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